Exhibit 99.3
FORTINET, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On July 8, 2015, Fortinet, Inc. (“Fortinet”) completed its previously announced acquisition of all of the outstanding shares of Meru Networks, Inc. (“Meru”), for a total consideration of approximately $41.8 million. Meru is a provider of Wi-Fi networking products and services.

The acquisition of Meru is accounted as a business combination in accordance with the Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”) issued by the Financial Accounting Standards Board. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Fortinet and Meru, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 are presented as if the acquisition had occurred on January 1, 2014. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the:

•
separate audited historical consolidated financial statements of Fortinet as of and for the year ended December 31, 2014, and the related notes, included in Fortinet’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015.

•
separate unaudited historical condensed consolidated financial statements of Fortinet as of and for the three months ended March 31, 2015, and the related notes, included in Fortinet’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 1, 2015.

•
separate audited historical consolidated financial statements of Meru as of and for the years ended December 31, 2014, and the related notes, included in Meru’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015.

•
separate unaudited historical condensed consolidated financial statements of Meru as of and for the three months ended March 31, 2015, and the related notes, included in Meru’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 7, 2015.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated or that may be achieved in the future.

In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including cost savings from operating efficiencies, synergies, asset dispositions or restructuring that could result from the acquisition. There were no significant intercompany transactions between Fortinet and Meru as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The preliminary estimated purchase consideration, as calculated and described in Note 2 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. We have made significant assumptions and estimates in determining the preliminary estimated purchase price consideration and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

FORTINET, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2015
(in thousands)

	Historical
	Fortinet	Meru
	March 31, 2015	March 31, 2015	Pro Forma Adjustments (Note 3)	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$386,352	$11,599	$(42,698)	a	$355,253
Short-term investments	417,605	—	—		417,605
Accounts receivable—net	161,854	6,761	(295)	b	168,320
Inventory	72,060	9,664	4,425	c	86,149
Deferred tax assets	41,175	—	4,955	d	46,130
Prepaid expenses and other current assets	32,757	1,400	—		34,157
Total current assets	1,111,803	29,424	(33,613)		1,107,614
LONG-TERM INVESTMENTS	268,608	—	—		268,608
PROPERTY AND EQUIPMENT—net	63,487	1,633	—		65,120
DEFERRED TAX ASSETS	38,998	—	13,541	d	52,539
GOODWILL	2,824	—	—		2,824
OTHER INTANGIBLE ASSETS—net	2,559	—	19,600	e	22,159
OTHER ASSETS	10,024	696	—		10,720
TOTAL ASSETS	$1,498,303	$31,753	$(472)		$1,529,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,164	$5,656	$1,655	f	$47,475
Accrued liabilities	25,873	9,573	(329)	f	35,117
Accrued payroll and compensation	42,727	—	3,443	f	46,170
Income taxes payable	3,343	—	497	f	3,840
Deferred revenue	406,526	12,348	(6,274)	c	412,600
Debt—current	—	1,784	(1,784)	g	—
Total current liabilities	518,633	29,361	(2,792)		545,202
DEFERRED REVENUE	193,645	6,829	(2,963)	c	197,511
INCOME TAXES PAYABLE	50,280	—	—		50,280
OTHER LIABILITIES	15,998	28	(28)	c	15,998
Total liabilities	778,556	36,218	(5,783)		808,991
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	169	12	(12)	h	169
Additional paid-in capital	604,147	290,465	(289,615)	h	604,997
Accumulated other comprehensive income (loss)	226	(655)	655	h	226
Retained earnings (accumulated deficit)	115,205	(294,287)	294,283	h	115,201
Total stockholders’ equity	719,747	(4,465)	5,311		720,593
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,498,303	$31,753	$(472)		$1,529,584
The accompanying notes are an integral part of this financial statement.

FORTINET, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014
(in thousands, except per share amounts)

	Historical
	Fortinet	Meru
	Year Ended	Year Ended
	December 31, 2014	December 31, 2014	Pro Forma Adjustments (Note 3)	Notes	Pro Forma Condensed Combined
REVENUE:
Product	$360,558	$71,950	$—		$432,508
Service	409,806	18,941	—		428,747
Total revenue	770,364	90,891	—		861,255
COST OF REVENUE:
Product	151,300	27,629	1,931	e, i	180,860
Service	79,709	7,472	61	i	87,242
Total cost of revenue	231,009	35,101	1,992		268,102
GROSS PROFIT:
Product	209,258	44,321	(1,931)		251,648
Service	330,097	11,469	(61)		341,505
Total gross profit	539,355	55,790	(1,992)		593,153
OPERATING EXPENSES:
Research and development	122,880	19,844	122	i	142,846
Sales and marketing	315,804	43,336	3,075	e, i	362,215
General and administrative	41,347	11,688	326	i	53,361
Total operating expenses	480,031	74,868	3,523		558,422
OPERATING INCOME (LOSS)	59,324	(19,078)	(5,515)		34,731
INTEREST INCOME (EXPENSE)—Net	5,393	(1,242)	—		4,151
OTHER EXPENSE—Net	(3,168)	(40)	—		(3,208)
INCOME (LOSS) BEFORE INCOME TAXES	61,549	(20,360)	(5,515)		35,674
PROVISION FOR INCOME TAXES	36,206	519	(7,645)	k	29,080
NET INCOME (LOSS)	$25,343	$(20,879)	$2,130		$6,594
Net income per share:
Basic	$0.15				$0.04
Diluted	$0.15				$0.04
Weighted-average shares outstanding:
Basic	163,831				163,831
Diluted	169,289				169,289
The accompanying notes are an integral part of this financial statement.

FORTINET, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2015
(in thousands, except per share amounts)

	Historical
	Fortinet	Meru
	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2015	Pro Forma Adjustments (Note 3)	Notes	Pro Forma Condensed Combined
REVENUE:
Product	$97,509	$12,917	$—		$110,426
Service	115,377	4,499	—		119,876
Total revenue	212,886	17,416	—		230,302
COST OF REVENUE:
Product	41,368	5,514	452	e, i	47,334
Service	22,234	1,524	8	i	23,766
Total cost of revenue	63,602	7,038	460		71,100
GROSS PROFIT:
Product	56,141	7,403	(452)		63,092
Service	93,143	2,975	(8)		96,110
Total gross profit	149,284	10,378	(460)		159,202
OPERATING EXPENSES:
Research and development	35,816	4,294	18	i	40,128
Sales and marketing	100,609	9,166	681	e, i	110,456
General and administrative	11,961	2,978	20	i	14,959
Impairment of goodwill	—	1,658	(1,658)	j	—
Total operating expenses	148,386	18,096	(939)		165,543
OPERATING INCOME (LOSS)	898	(7,718)	479		(6,341)
INTEREST INCOME (EXPENSE)—Net	1,422	(164)	—		1,258
OTHER EXPENSE—Net	(677)	(52)	—		(729)
INCOME (LOSS) BEFORE INCOME TAXES	1,643	(7,934)	479		(5,812)
PROVISION FOR INCOME TAXES	83	103	(2,299)	k	(2,113)
NET INCOME (LOSS)	$1,560	$(8,037)	$2,778		$(3,699)
Net income per share:
Basic	$0.01				$(0.02)
Diluted	$0.01				$(0.02)
Weighted-average shares outstanding:
Basic	168,077				168,077
Diluted	173,720				168,077
The accompanying notes are an integral part of this financial statement.

FORTINET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

Description of Transaction

On July 8, 2015, Fortinet, Inc. (“Fortinet”) completed its previously announced acquisition of all of the outstanding shares of Meru Networks, Inc. (“Meru”). Meru is a provider of Wi-Fi networking products and services.

At the closing date, Fortinet acquired all the outstanding shares of Meru and paid $1.63 per share, for a total cash consideration of approximately $40.9 million. In addition, all of the outstanding restricted stock units of Meru were converted into restricted stock units for shares of Fortinet’s common stock. The cash payment, along with the estimated fair value of the earned restricted stock units assumed, resulted in a preliminary purchase price of $41.8 million.

Basis of Presentation

The acquisition of Meru is accounted as a business combination in accordance with the Accounting Standards Codification Topic 805 “Business Combinations.” The accounting standards define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, Fortinet may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Fortinet’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 are presented as if the acquisition had occurred on January 1, 2014.

The unaudited pro forma adjustments described below were developed based on Fortinet management’s assumptions and estimates, including assumptions relating to the purchase price consideration and the allocation thereof to the assets acquired and liabilities assumed from Meru based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

FORTINET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2.	PRELIMINARY ESTIMATE OF PURCHASE PRICE CONSIDERATION AND RELATED ALLOCATION

Preliminary Estimate of Purchase Price Consideration

The following is a preliminary estimate of consideration transferred to effect the acquisition (in thousands):

Purchase Price Consideration:
Cash	$40,914
Estimated fair value of shares withheld for taxes	379
Estimated fair value of earned equity awards assumed by Fortinet	471
Total preliminary purchase price consideration	$41,764

The following is the estimated portion of assumed restricted stock units that are subject to future service requirements and therefore will be expensed in the financial statements rather than included in purchase accounting (in thousands):

Estimated fair value of equity awards	$1,515

Preliminary Allocation of Preliminary Estimated Purchase Price to Assets Acquired and Liabilities Assumed

The following is the preliminary estimated allocation of the purchase price to the assets acquired and the liabilities assumed by Fortinet in the acquisition, reconciled to the purchase price transferred (in thousands):

Cash and cash equivalents	$3,768
Accounts receivable	7,980
Inventory	11,854
Prepaid expenses and other assets	2,409
Property and equipment	983
Deferred tax assets	18,491
Identifiable intangible assets (1)	19,600
Goodwill (2)	1,415
Total assets acquired	66,500
Deferred revenue	(9,800)
Accounts payable and accrued liabilities	(14,936)
Total liabilities assumed	(24,736)
Total preliminary purchase price allocation	$41,764

(1) As of the effective date of the acquisition, identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. Fortinet used an income approach to estimate the preliminary fair value of intangible assets. The acquired identifiable intangibles have a weighted-average useful life of approximately 5 years. The definite-lived intangible assets include trade name, developed technologies, and customer relationships.

(2) Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

For the purposes of the unaudited pro forma financial statements, the preliminary estimated purchase price consideration stated above has been allocated based on the preliminary estimates of the fair value of the assets acquired and liabilities assumed as of the balance sheet date presented. The final purchase price allocation will be based on the estimated fair values at the acquisition date and could vary significantly from the pro forma amounts.

FORTINET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.	PRO FORMA ADJUSTMENTS

This note should be read in conjunction with “Note 1. Description of Transaction and Basis of Presentation” and “Note 2. Preliminary Estimate of Purchase Price Consideration and Related Allocation”. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a) To record the cash portion of the purchase price consideration and elimination of historical debt (in thousands):

Description	Adjustment in Cash and Cash Equivalents
Cash consideration paid during acquisition	$(40,914)
Elimination of Meru’s historical debt not assumed by Fortinet	(1,784)
Total	$(42,698)

(b) To record adjustments to Meru’s acquired accounts receivable (in thousands):

Description	Adjustment in Accounts Receivable
To reclassify sales return reserve from accrued liabilities to allowance for sales return reserve, which is a contra—accounts receivable account, to conform to Fortinet’s presentation.	$(295)

(c) To record preliminary fair value adjustments to Meru’s acquired inventory, assumed deferred revenue, and assumed deferred rent which is recorded as Other liabilities (in thousands):

Increase (decrease) in	Inventory	Deferred Revenue - current	Deferred Revenue - non-current	Other Liabilities
Fair value adjustments	$4,425	$(6,274)	$(2,963)	$(28)

(d) To adjust deferred tax assets to reflect the preliminary fair value estimates as follow (in thousands):

Increase in	Deferred Tax Assets - Current	Deferred Tax Assets - Non-Current	Total
Fair value adjustments	$4,955	$13,541	$18,496

(e) To record preliminary fair values of the intangible assets acquired in connection with the Meru acquisition and associated amortization expenses (in thousands, except for estimated useful life).

Intangibles	Preliminary Fair Values	Preliminary Estimated Useful Life	Amortization For Year Ended	Amortization For Three Months Ended	Line Item In Income Statement
			December 31, 2014	March 31, 2015
Trade names	$200	6 months	$200	$—	Sales and Marketing
Developed technologies	7,200	4 years	1,800	450	Cost of Product Revenue
Customer relationships	12,200	5 years	2,440	610	Sales and Marketing
Total intangibles	$19,600		$4,440	$1,060

FORTINET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f) To adjust accrued liabilities due to the following (in thousands):

Description	Increase (Decrease) In Accrued Liabilities
Reclassify accrued payroll and compensation from accrued liabilities to conform to Fortinet’s presentation	$(3,443)
Reclassify accounts payable from accrued liabilities to conform to Fortinet’s presentation	(1,655)
Reclassify income taxes payable from accrued liabilities to conform to Fortinet’s presentation	(497)
Reclassify sales return reserve from accrued liabilities to allowance for sales return reserve, which is a contra—accounts receivable account, to conform to Fortinet's presentation (see 3b).	(295)
Record acquisition-related transaction costs incurred by Fortinet and Meru (see 3h)	5,561
Adjustment in accrued liabilities	$(329)

(g) To eliminate Meru’s historical debt not assumed by Fortinet.

(h) To record the adjustments to common stock, additional paid-in capital, accumulated other comprehensive income (loss), and retained earnings (accumulated deficit) to reflect the combined equity structure (in thousands):

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)
Historical balances, as reported
Fortinet	$169	$604,147	$226	$115,205
Meru	12	290,465	(655)	(294,287)
Combined historical balances	181	894,612	(429)	(179,082)
Eliminate Meru’s historical equity	(12)	(290,465)	655	294,287
Record estimated fair value of earned equity awards assumed by Fortinet (see Note 2)	—	471	—	—
Estimated fair value of shares withheld for taxes (See Note 2)	—	379	—	—
Record direct acquisition costs due at closing (See Note 3f)	—	—	—	(5,561)
Excess of fair value of net assets acquired over purchase consideration	—	—	—	5,557
Total adjustments	(12)	(289,615)	655	294,283
Pro-forma combined	$169	$604,997	$226	$115,201

(i) To record prospectively the estimated share-based compensation expense related to the assumed unvested stock-based awards replaced in connection with the acquisition using the straight-line amortization over the remaining weighted average service period of the awards (in thousands):

	Adjustment To Share-Based Compensation Expense
	For The Year Ended December 31, 2014	For The Three Months Ended March 31, 2015
Cost of product revenue	$131	$2
Cost of service revenue	61	8
Research and development	122	18
Sales and marketing	435	71
General and administrative	326	20
Total	$1,075	$119

FORTINET, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(j) To eliminate historical Meru’s impairment of goodwill.

(k) To record the tax provision benefit for Meru’s losses for the three months ended March 31, 2015 and year ended December 31, 2014 which, after Fortinet acquired Meru, is no longer subjected to a valuation allowance as part of the combined company.